EXHIBIT A
                                                                       ---------

                        WEBSTER CITY FEDERAL SAVINGS BANK

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of January 20, 1999, is by and between WEBSTER CITY FEDERAL SAVINGS BANK, a federal stock savings bank (the "Bank"); WEBSTER CITY FEDERAL BANCORP, a federal corporation in formation (the "Stock Holding Company"), and WEBSTER CITY INTERIM SAVINGS BANK, FSB, an interim federal stock savings bank in formation ("Interim").

     The parties hereto desire to enter into an Agreement and Plan of Reorganization whereby the Bank will be reorganized into the stock holding company form of ownership. The result of such reorganization will be that immediately after the Effective Date (as defined in Article V below), all of the issued and outstanding shares of common stock, par value $.10 per share, of the Bank will be held by the Stock Holding Company, and the holders of the issued and outstanding shares of common stock of the Bank will become the holders of the issued and outstanding shares of common stock of the Stock Holding Company.

     The reorganization of the Bank will be accomplished by the following steps:
(1) the formation by the Bank of the Stock Holding Company as a wholly owned subsidiary; (2) the formation of an interim federal stock savings bank, "Interim," which will be wholly owned by the Stock Holding Company; and (3) the merger of Interim into the Bank, with the Bank as the surviving corporation. Pursuant to such merger: (i) each of the issued and outstanding shares of common stock of the Bank will be converted by operation of law into an equal number of issued and outstanding shares of common stock of the Stock Holding Company; and
(ii) each of the issued and outstanding shares of common stock of Interim will be converted by operation of law into an equal number of issued and outstanding shares of common stock of the Bank. Notwithstanding any other provision herein, at any time prior to the Effective Date, the Bank shall be entitled to revise the structure of the merger or the other transactions contemplated hereby or the manner of effecting such transactions; provided, that each of the transactions comprising such revised structure or manner shall not, as a result of such
revision,   subject  any  of  the  stockholders  of  the  Bank  to  adverse  tax consequences. This Agreement and Plan of Reorganization and any related documents shall be appropriately amended in order to reflect any such revised structure.

     NOW, THEREFORE, in order to consummate this Agreement and Plan of Reorganization, and in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:


                                    ARTICLE I

                             MERGER OF INTERIM INTO
                          THE BANK AND RELATED MATTERS
                          ----------------------------

     1.1 On the Effective Date, Interim will be merged with and into the Bank (the "Merger") and the separate existence of Interim shall cease, and all assets and property (real, personal and mixed, tangible and intangible, chooses in action, rights and credits) then owned by Interim, or which would inure to it, shall immediately, by operation of law and without any conveyance, transfer, or further action, become the


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property of the Bank. The Bank shall be deemed to be a continuation  of Interim, and the Bank shall succeed to the rights and obligations of Interim.

     1.2 Following the Merger, the existence of the Bank shall continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under Federal law. The Charter and Bylaws of the Bank, as presently in effect, shall continue in full force and effect and shall not be changed in any manner by the Merger.

     1.3 From and after the Effective Date, and subject to the actions of the Board of Directors of the Bank, the business presently conducted by the Bank (whether directly or through its subsidiaries) will continue to be conducted by it, as a wholly-owned subsidiary of the Stock Holding Company, and the present directors and officers of the Bank will continue in their present positions. The home office and branch offices of the Bank in existence immediately prior to the Effective Date shall continue to be the home office and branch offices, respectively, of the Bank from and after the Effective Date.


                                   ARTICLE II

                               CONVERSION OF STOCK
                               -------------------

         2.1 The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the common stock of the Bank into common stock of the Stock Holding Company pursuant to this Agreement and Plan of Reorganization shall be as follows:

     A. On the Effective Date, each share of common stock, par value $.10 per share, of the Bank issued and outstanding immediately prior to the Effective Date, shall by operation of law be converted into and shall become one share of Common Stock, par value $0.10 per share, of the Stock Holding Company (the "Stock Holding Company Common Stock"). Each share of common stock of Interim issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, by operation of law be converted into and become one share of common stock, $.10 par value per share, of the Bank and shall not be further converted into shares of the Stock Holding Company, so that from and after the Effective Date, all of the issued and outstanding shares of common stock of the Bank shall be held by the Stock Holding Company.

     B. On the Effective Date, the current stock option plans and recognition plans of the Bank (collectively, the "Benefit Plans") shall, by operation of law, be continued as Benefit Plans of the Bank and/or the Stock Holding Company. Each option to purchase shares of the Bank common stock under the Bank's stock option plan outstanding at that time will be automatically converted into an identical option, with identical price, terms and conditions, to purchase an identical number of shares of Stock Holding Company Common Stock in lieu of shares of the Bank common stock. The Stock Holding Company and the Bank may make appropriate amendments to the Benefit Plans to reflect the adoption of the Benefit Plans as the plans of the Stock Holding Company, without adverse effect on the Benefit Plans and their participants.

     C. From and after the Effective Date, each holder of an outstanding certificate or certificates that, prior thereto, represented shares of the Bank common stock, shall, upon surrender of the same to the designated agent of the Bank, be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Stock Holding Company Common Stock into which


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the  shares  theretofore  represented  by the  certificate  or  certificates  so surrendered shall have been converted, as provided in the foregoing provisions of this Section 2.1. Until so surrendered, each such outstanding certificate which, prior to the Effective Date, represented shares of Bank common stock shall be deemed for all purposes to evidence the ownership of the equal number of whole shares of Stock Holding Company Common Stock. Former holders of shares of Bank common stock will not be required to exchange their Bank common stock certificates for new certificates evidencing the same number of shares of Stock Holding Company Common Stock. If in the future the Stock Holding Company determines to effect an exchange of stock certificates, instructions will be sent to all holders of record of Stock Holding Company Common Stock.

     D. All shares of Stock Holding Company Common Stock into which shares of the Bank common stock shall have been converted pursuant to this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares.

     E. On the Effective Date, the holders of certificates formerly representing the Bank common stock outstanding on the Effective Date shall cease to have any rights with respect to the stock of the Bank common stock, and their sole rights shall be with respect to the Stock Holding Company Common Stock into which their shares of the Bank common stock shall have been converted by the Merger.


                                   ARTICLE III

                                   CONDITIONS
                                   ----------

         3.1 The obligations of the Bank, Stock Holding Company and Interim to effect the Merger and otherwise consummate the transactions which are the subject matter hereof shall be subject to satisfaction of the following conditions:

     A. To the extent required by applicable law, rules, and regulations, the holders of the outstanding shares of the Bank common stock shall, at a meeting of the stockholders of the Bank duly called, have approved this Agreement and Plan of Reorganization by the affirmative vote of a majority of the outstanding shares of the Bank common stock.

     B. Any and all approvals from the OTS, the Securities and Exchange Commission and any other state or federal governmental agency having jurisdiction necessary for the lawful consummation of the Merger and the issuance and delivery of Stock Holding Company Common Stock as contemplated by this Agreement and Plan of Reorganization shall have been obtained.

     C. The Bank shall have received either (i) a ruling from the Internal Revenue Service or (ii) an opinion from its legal counsel, to the effect that the Merger will be treated as a non-taxable transaction under applicable provisions of the Internal Revenue Code of 1986, as amended, and that no gain or loss will be recognized by the stockholders of the Bank upon the exchange of the Bank common stock held by them solely for Stock Holding Company Common Stock.

                                   ARTICLE IV

                                   TERMINATION
                                   -----------

     4.1 This Agreement and Plan of Reorganization may be terminated at the election of any of the parties hereto if any one or more of the conditions to the obligations of any of them hereunder shall not have been satisfied and shall have become incapable of fulfillment and shall not be waived. This Agreement and Plan of Reorganization may also be terminated at any time prior to the Effective Date by the mutual consent of the respective Boards of Directors of the parties hereto.

     4.2 In the event of the termination of this Agreement and Plan of Reorganization pursuant to any of the foregoing provisions, no party shall have any further liability or obligation of any nature to any other party under this Agreement and Plan of Reorganization.


                                    ARTICLE V

                            EFFECTIVE DATE OF MERGER
                            ------------------------

     Upon satisfaction or waiver (in accordance with the provisions of this Agreement and Plan of Reorganization) of each of the conditions set forth in
Article III, the parties hereto shall execute and cause to be filed the Merger Agreement and such certificates or further documents as shall be required by the OTS and applicable state law, and with such other federal or state regulatory agencies as may be required. Upon approval by the OTS and endorsement of such Merger Agreement by the OTS and, if necessary, applicable state authorities, the Merger and other transactions contemplated by this Agreement and Plan of Reorganization shall become effective. The Effective Date for all purposes hereunder shall be the date of such endorsement by the OTS.


                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

     6.1 Any of the terms or conditions of this Agreement and Plan of Reorganization, which may legally be waived, may be waived at any time by any party hereto that is entitled to the benefit thereof, or any of such terms or conditions may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, by an agreement in writing, executed in the same manner as this Agreement and Plan of Reorganization.

     6.2 Any of the terms or conditions of this Agreement and Plan of Reorganization may be amended or modified in whole or in part at any time, to the extent permitted by applicable law, rules, and regulations, by an amendment in writing, provided that any such amendment or modification is not materially adverse to the Bank, the Stock Holding Company or their respective stockholders. In the event that any governmental agency requests or requires that the transactions contemplated herein be modified in any respect as a condition of providing a necessary regulatory approval or favorable ruling, or that in the opinion of counsel such modification is necessary to obtain such approval or ruling, this Agreement and Plan of Reorganization may be modified, at any time before or after adoption thereof by the stockholders of the

Bank, by an instrument in writing, provided that the effect of such amendment would not be materially adverse to the Bank, the Stock Holding Company or their respective stockholders.

         6.3 This Agreement and Plan of Reorganization shall be governed by and construed under the laws of the United States, except insofar as state law is deemed to apply.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Reorganization as of the date first above written.


                                    WEBSTER CITY FEDERAL SAVINGS
                                    BANK


                                    By:  /s/ Phyllis A. Murphy
                                         -------------------------------------
                                         Phyllis A. Murphy
                                         President and Chief Executive Officer


                                    WEBSTER CITY FEDERAL BANCORP
                                    (in formation)


                                    By:  /s/ Phyllis A. Murphy
                                         -------------------------------------
                                         Phyllis A. Murphy
                                         President and Chief Executive Officer


                                    WEBSTER CITY INTERIM SAVINGS BANK,
                                    FSB (in formation)


                                    By:  /s/ Phyllis A. Murphy
                                         -------------------------------------
                                         Phyllis A. Murphy
                                         President and Chief Executive Officer